Exhibit 99.1

For Immediate Release:  May 15, 2007
Contact:  Jason A. Jenne
(901) 746-2005

True Temper Sports, Inc.
Announces 2007 First Quarter Results

Results of Operations

Memphis, Tennessee…..May 15, 2007…..Today, True Temper Sports, Inc. (“True Temper” or the “Company”) announced its 2007 first quarter results of operations.  Net sales for the first quarter decreased 6.6%, to $29.6 million from the $31.7 million recorded during the first quarter of 2006.  Adjusted EBITDA (defined below) for the first quarter decreased to $7.1 million from $8.7 million in the first quarter of 2006.  Net income for the first quarter decreased to a net loss of $3.1 million from a net loss of $0.2 million in the first quarter of 2006.

In his comments about the Company’s performance, Scott Hennessy, President and CEO said, “While we are never satisfied with delivering a quarterly sales decline, we do feel that the first quarter revenue results represent another step in the right direction.  The first quarter of 2006 was a reasonably strong sales period.  The fact that our top line results were only slightly off from the prior year, and considering that the 6.6% decline represented a significant improvement over the quarterly sales shortfall during the third and fourth quarters of 2006, we certainly see these results as trending upward.  In addition, unlike our results in 2006, the sales decline during the first three months of 2007 is very closely tied to a small group of customers.  This focused revenue issue is more manageable than the overall market and industry declines we experienced during the prior year.”

Mr. Hennessy continued, “Although our overall revenue is trending in the right direction, we remain intently focused on the gross profit and Adjusted EBITDA read-through to the bottom line.  During the first quarter our gross profit percentage dropped 2.7% from the previous year, and similar to the sales decline, this shortfall was attributed to a very short list of issues impacting our company.  First, we are absorbing a significant increase in the cost of nickel, a key raw material used in the manufacture of steel golf shafts.  This commodity has nearly tripled in price during the recent months.  In addition, we are continuing to experience the same double digit inflationary pressure for employee medical benefits that many companies are faced with.  These two factors account for the majority of the decline in gross margins during the first quarter, but they were somewhat offset by a favorable shift in product mix toward our more premium steel and graphite golf shafts.  This shift was anticipated, and represents the results of a strategic emphasis on product mix management during 2007.”

Outlook

Commenting about the Company’s outlook for the future, Mr. Hennessy said, “From a sales perspective, we are very encouraged by recent developments in the industry and our business in particular.  Overall, there are clearly more exciting new product launches both in the market and scheduled for introduction during the remainder of 2007.  Many of these new products launches, particularly in the iron category, utilize True Temper’s proprietary golf shafts.  In addition, our recently introduced branded golf shafts such as Grafalloy ProLaunch RedTM and the revolutionary new Grafalloy EPICTM shafts continue to gain momentum in the marketplace and on the professional golf tours.  We expect all these factors will contribute to increased revenue and profitability for 2007, and as previously indicated, we believe the year over year improvement on the revenue line will begin with the second quarter.”

Mr. Hennessy continued, “Our near-term outlook for sales and revenue momentum continues to improve, and we are certainly encouraged by the recent increase in new incoming orders versus last year.  We should begin to see greater unit sales volume in the months ahead, and also begin to experience favorable manufacturing and cost leverage in our production facilities.  That said, although we fully expect our second quarter sales to improve over 2006, we do expect to continue to see higher raw material and medical costs during the quarter.  We plan to further manage our product mix in order to partially offset these factors, but with the nickel market holding above the $20.00 per pound level, we will be unable to fully mitigate the negative pressures on our gross profit results.  We are actively pursuing cost control and productivity programs throughout the manufacturing, selling and administrative areas of our business, and we still believe that the full year Adjusted EBITDA will show marked improvement over 2006 levels.”

Conference Call

True Temper management is scheduled to discuss the Company’s operating performance in a conference call on Wednesday, May 16, 2007 at 2:00pm Eastern Time.  Interested parties may participate by calling 888-577-8994 or 517-308-9015 just prior to the start time.  Callers should request the “True Temper Earnings Call,” with the passcode “True Temper.”  A replay of the conference call will be available from approximately 5:00pm Eastern Time on May 16, 2007 until 11:59pm Eastern Time on May 23, 2007.  The replay may be accessed by calling 800-510-9771 or 402-344-6800.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a safe harbor for forward-looking statements made by the Company.  This document, including but not limited to comments under the “Outlook” section of this document, contains forward-looking statements.  All statements which address future operating or financial performance, events or developments that we expect, plan, believe, hope, wish, forecast, predict, intend, or anticipate will occur in the future, and other similar meanings or phrases, are forward-looking statements within the meaning of the Act.

The forward-looking statements are based on management’s current views and assumptions regarding future events and future operating or financial performance.  However, there are many risk factors, including but not limited to, the Company’s substantial leverage, the Company’s ability to service its debt, the general state of the economy, the Company’s ability to execute its plans, fluctuations in the availability and price of energy, fluctuations in the availability and price of raw materials, potentially significant increases to employee health and welfare costs, competitive factors, and other risks that could cause the actual results to differ materially from estimates or predictions contained in the Company’s forward-looking statements.  Additional information concerning the Company’s risk factors is contained from time to time in the Company’s public filings with the Securities and Exchange Commission, and recently in item 1A, Risk Factors, in our 2006 Annual Report on Form 10-K.

The Company’s views, estimates, plans and outlook as described within this document may change subsequent to the release of this statement.  The Company is under no obligation to modify or update any or all of the statements it has made herein despite any subsequent changes the Company may make in its views, estimates, plans or outlook for the future.

Definitions

EBITDA and Adjusted EBITDA are non-GAAP measurements we believe gauge our liquidity and operating performance.   The Company’s definitions and calculations of EBITDA and Adjusted EBITDA are outlined in the attached schedules.

TRUE TEMPER SPORTS, INC. AND SUBSIDIARIES

(A wholly-owned subsidiary of True Temper Corporation)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars in thousands)

	Quarter Ended
	April 1,	April 2,
	2007	2006
NET SALES	$29,579	$31,659

Cost of sales	19,562	20,085

GROSS PROFIT	10,017	11,574

Selling, general and administrative expenses	3,977	3,527

Amortization of intangible assets	3,736	3,461

Business development, start-up and transition costs	372	12

Loss on early extinguishment of long-term debt	755	—

OPERATING INCOME	1,177	4,574

Interest expense, net of interest income	6,005	4,846

Other expenses, net	13	20

INCOME (LOSS) BEFORE INCOME TAXES	(4,841)	(292)

Income tax expense (benefit)	(1,780)	(62)

NET INCOME (LOSS)	$(3,061)	$(230)

TRUE TEMPER SPORTS, INC. AND SUBSIDIARIES

(A wholly-owned subsidiary of True Temper Corporation)

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands)

	April 1,	December 31,
	2007	2006
ASSETS
CURRENT ASSETS	$3,788	$3,055
Cash and cash equivalents
Receivables, net	21,474	16,819
Inventories	26,016	23,208
Deferred tax assets	1,458	1,381
Prepaid expenses and other current assets	2,158	2,731
Total current assets	54,894	47,194

Property, plant and equipment, net	18,804	14,482
Goodwill	156,015	150,883
Intangible assets, net	129,557	133,262
Deferred tax assets	1,564	—
Other assets	9,025	7,878
Total assets	$369,859	$353,699

LIABILITIES & STOCKHOLDER’S EQUITY
CURRENT LIABILITIES	$247	$1,257
Current portion of long-term debt
Accounts payable	6,526	6,697
Accrued expenses and other current liabilities	9,299	9,904
Total current liabilities	16,072	17,858

Deferred tax liabilities	—	206
Long-term debt, net of current portion	260,473	239,149
Other liabilities	6,109	6,204
Total liabilities	282,654	263,417

STOCKHOLDER’S EQUITY	—	—
Common stock — par value $0.01 per share; authorized 1,000 shares; issued and outstanding 100 shares

Additional paid-in capital	111,943	111,943
Accumulated deficit	(24,758)	(21,697)
Accumulated other comprehensive income, net of taxes	20	36
Total stockholder’s equity	87,205	90,282
Commitments and contingent liabilities	—	—
Total liabilities and stockholder’s equity	$369,859	$353,699

TRUE TEMPER SPORTS, INC. AND SUBSIDIARIES
(A wholly-owned subsidiary of True Temper Corporation)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	Quarter Ended
	April 1,	April 2,
	2007	2006
OPERATING ACTIVITIES
Net income (loss)	$(3,061)	$(230)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	698	544
Amortization of deferred financing costs	300	310
Amortization of intangible assets	3,736	3,461
Loss on disposal of property, plant and equipment	8	25
Loss on early extinguishment of long-term debt	755	—
Deferred taxes	(1,847)	(122)
Changes in operating assets and liabilities, net	(7,785)	(3,542)
Net cash provided by (used in) operating activities	(7,196)	446

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(922)	(601)
Other investing activity	(9,238)	—
Other investing activity	(31)	(18)
Net cash used in investing activities	(10,191)	(619)

FINANCING ACTIVITIES
Proceeds from issuance of bank debt	45,000	—
Principal payments on bank debt	(24,686)	(320)
Payment of debt issuance costs	(2,138)	—
Other financing activity	(56)	(357)
Net cash provided by (used in) financing activities	18,120	(677)

Net increase (decrease) in cash	733	(850)
Cash at beginning of period	3,055	4,733
Cash at end of period	$3,788	$3,883

EBITDA and Adjusted EBITDA Defined

EBITDA represents operating income or loss plus depreciation and amortization of intangible assets.  Adjusted EBITDA represents EBITDA plus business development, start-up and transition costs, loss on early extinguishment of long-term debt, severance related to the elimination of the Chief Operating Officer (“COO”) position, initial Sarbanes-Oxley compliance costs, and management service fees.  Not all adjustments described are applicable to the periods identified in the tables below.

EBITDA and Adjusted EBITDA for the periods indicated are calculated as follows:

	Quarter Ended
	April 1,	April 2,
	2007	2006
Operating income	$1,177	$4,574
Plus:
Depreciation	698	544
Amortization of intangible assets	3,736	3,461
EBITDA	5,611	8,579
Plus:
Business development, start-up and transition costs	372	12
Loss on early extinguishment of long-term debt	755	—
Severance related to elimination of COO position	240	—
Management services fee	125	125
Adjusted EBITDA	$7,103	$8,716

EBITDA and Adjusted EBITDA reconciled to net cash provided by operating activities

EBITDA and Adjusted EBITDA are presented because they are widely accepted financial indicators used by certain investors and analysts as a measure of the Company’s liquidity and an indicator of the Company’s operating performance.  EBITDA and Adjusted EBITDA are not intended to represent cash flows for the period, nor have they been presented as an alternative to operating income as an indicator of operating performance and should not be considered in isolation or as substitutes for measures of liquidity or operating performance prepared in accordance with GAAP.

Following is a reconciliation of Adjusted EBITDA to net cash provided by operating activities for the periods indicated:

	Quarter Ended
	April 1,	April 2,
	2007	2006
Adjusted EBITDA	$7,103	$8,716
Cash interest payments	(7,076)	(7,148)
Cash income tax payments	(78)	(46)
Business development, start-up and transition costs	(372)	(12)
Severance related to elimination of COO position	(240)	—
Management services fee	(125)	(125)
Changes in working capital requirements and other	(6,408)	(939)

Net cash (used in) provided by operating activities	$(7,196)	$446